Exhibit 5.1

January 2, 2026

Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, Georgia 30339

Re:	Pinnacle Financial Partners, Inc.—Registration Statement on Form S-3, 1,000,000 shares of common stock, par value $1.00 per share

Ladies and Gentlemen:

I am the Executive Vice President and Chief Legal Officer of Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (the “Company”). This opinion letter is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”), to be issued and delivered to participants in connection with the Pinnacle Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

In rendering the opinions expressed herein, and except as hereinafter limited, I, or others who report to me, have examined such records, documents and proceedings as I have deemed relevant as a basis for the opinions expressed herein, including the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement and certain records of the proceedings of the Board of Directors of the Company.  In rendering this opinion letter, I have assumed, without independent verification, that:  (i) all signatures are genuine; (ii) all documents submitted to me as originals are authentic; and (iii) all documents submitted to me as copies conform to the originals of such documents and the originals of such copies are authentic.  I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto.

Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued (in the case of newly issued shares) and delivered against payment therefore as contemplated by the Plan, will be validly issued, fully paid and non-assessable, with no pre-emptive rights attaching thereto.

This opinion letter is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is delivered as of the date hereof, and I make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect this opinion letter and the other statements expressed herein. This opinion letter is furnished to you for your use in connection with the Registration Statement pursuant to Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or replied upon by any other person or for any other purpose without my prior express written consent.

I consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving my consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President and Chief Legal Officer